CURRENT REPORT FOR ISSUERS SUBJECT
                    TO THE 1934 ACT REPORTING REQUIREMENTS

                                FORM 8-K

                      SECURITIES & EXCHANGE COMMISSION

                         Washington, D.C. 20549

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                       Date of Report: March 1, 2000

                   FOCUS ENTERTAINMENT INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)


              Florida                             58-2330633
          (State or other                        (IRS Employer
      jurisdiction of incorporation)           Identification No.)

          505 Peachtree Street, Atlanta Georgia         30308
        (Address of principal executive office)       (Zip code)


        Registrant's phone number, including area code 404-253-1112

                             Not Applicable
        -----------------------------------------------------------
        Former name or former address, if changed since last report

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

          Not Applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

(a) On March 1, 2000, Myrtle Beach Visuals, LLC, a wholly owned subsidiary of Focus Entertainment International, Inc. (the "Company"), completed the acquisition of certain assets from Stormy Bear, LLC (a Nevada Limited Liability Company) relating to a business venture known as "Cupid's Arrow-The Love Store" located at 1434-1474 Highway 501 West, Myrtle Beach, Horry County, South Carolina. The assets consisted of all fixtures, equipment, signage, advertising, leasehold improvements, computers, software, goodwill, etc. used in the operation of the business venture.

As part of the acquisition, the Company entered into two new building leases on two separate properties located at 1434-1450 Highway 501 West, Myrtle Beach, South Carolina, and 1474 Highway 501 West, Myrtle Beach, South Carolina to Buyer. The terms of the leases are for ten years each commencing March 1, 2000. Combined monthly rental will be $3,977.00 with 2% increases annually.

The total purchase price of the assets purchased was $518,508.91, which amount was paid by $150,000 in cash and the balance by a promissory note for $368,509. The note bears interest at 8% per annum is payable by twenty-four equal monthly payments of $16,667 beginning on April 1, 2000. The note was personally guaranteed by Michael S. Morrison, President of the Company.

The terms of the Purchase Agreement were the result of arm's length negotiations among the parties, as none of the officers or directors of the Company owned an interest in Stormy Bear, LLC at the time of the purchase. Prior to the execution of the Purchase Agreement, the Company owned a 15% interest in the purchased assets which it had acquired in 1999.

(b) Stormy Bear, LLC used the purchased assets in its adult entertainment store "Cupid's Arrow - The Love Store." The Company currently intends to continue use of the assets for an adult fantasy store using the name "Cupid's Arrow - The Love Store."

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

          Not Applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

          Not Applicable.

ITEM 5.   OTHER EVENTS.

          Not Applicable.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS.

          Not Applicable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Financial statements of businesses acquired: Not Applicable.

      (b) Pro forma financial information: Not Applicable.

      (c) Exhibits: None.

ITEM 8.   CHANGE IN FISCAL YEAR.

          Not Applicable.

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

          Not Applicable.

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                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FOCUS ENTERTAINMENT INTERNATIONAL, INC.

Date:  March 15, 2000          By:/s/ Michael Morrison
                              ----------------------------------
                              Name:   Michael Morrison
                              ----------------------------------
                              Title:  President and Chief
                                      Executive Officer